UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2020 (April 16, 2020)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant’s telephone number, including area code)
(Address of principal executive offices, including zip code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Norfolk Southern Corporation is advising that it will have a non-cash charge in the first quarter of 2020 related to the disposal of approximately 300 locomotives and the designation of an additional 400 locomotives as held for sale. The introduction of precision scheduled railroading in 2019 continues to provide significant benefits to the network operations and has resulted in excess capacity resulting in the sidelining of these locomotives. This $385 million charge will reduce the first quarter diluted earnings per share by $1.11.

Norfolk Southern will provide more details on this charge during our first quarter earnings call scheduled for April 29, 2020. In addition to reporting our results on the basis of generally accepted accounting principles (GAAP), we will present our financial results on a non-GAAP basis excluding this charge. Also on that call, as previously announced, Norfolk Southern will provide an update on the impact of the COVID-19 pandemic.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION

(Registrant)

/s/ Jason A. Zampi

Name:   Jason A. Zampi
Title:    Vice President and Controller

Date: April 16, 2020